UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 25, 2016
____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC Energy Group, Inc.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

The name and address of each registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

WEC Energy Group, Inc. ("WEC Energy") and Wisconsin Electric Power Company ("Wisconsin Electric") are filing this Amendment No. 1 on Form 8-K/A to their Current Report on Form 8-K, which was originally filed on February 25, 2016 (the "Original 8-K") to report several changes to each company’s executive leadership team, for the sole purpose of disclosing the compensation arrangements of certain of these executive officers. Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As reported in the Original 8-K, effective April 1, 2016, Scott J. Lauber has been named Executive Vice President and Chief Financial Officer of WEC Energy and Wisconsin Electric; and effective May 1, 2016, J. Kevin Fletcher has been named President of WEC Energy’s Wisconsin segment.

In recognition of Mr. Lauber’s new position, the compensation committee of WEC Energy’s board of directors set his annual base salary at $376,165 and his target award under the company's short-term performance plan at 75% of base salary. At the same time, the compensation committee set Mr. Fletcher’s annual base salary at $420,000 and his target award under the company's short-term performance plan at 70% of base salary. Otherwise, Messrs. Lauber’s and Fletcher’s compensatory arrangements will remain substantially the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC Energy Group, Inc.
(Registrant)

/s/ William J. Guc
Date: March 23, 2016	William J. Guc – Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ William J. Guc
Date: March 23, 2016	William J. Guc – Vice President and Controller